Exhibit 99.2

PROXY

SUFFOLK BANCORP

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD XXXX XX, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoint(s) HOWARD C. BLUVER and BRIAN K. FINNERAN, and either of them, as proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Suffolk Bancorp held of record by the undersigned on August 25, 2016 at the special meeting of shareholders to be held on XXXX XX, 2016 at XXXX A.M., local time, at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, and at any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3 AND AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

Your vote is important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing this proxy card or by submitting a proxy through the Internet or by telephone as soon as possible to make sure your shares are represented at the special meeting.

(Continued and to be marked, dated and signed on the reverse side)

▲  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▲

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Proxy Statement is available at: http://www.viewproxy.com/suffolkbancorp/2016/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3			Please mark votes as in this example ☒

1.	The adoption of the Agreement and Plan of Merger, dated as of June 26, 2016, by and between Suffolk Bancorp (“Suffolk”) and People’s United Financial, Inc. (the “merger proposal”).	3.	The approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.
	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	The approval, on a non-binding, advisory basis, of the compensation that certain executive officers of Suffolk may receive that is based on or otherwise relates to the merger.
☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Date

Signature

Signature
(Joint Owners)
Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐

▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Please note that the last vote received from a shareholder, whether by telephone, by internet, or by mail, will be the vote counted.

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at any time prior to .

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote at any time prior to         .

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.